                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES:


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
                                                                     THREE MONTHS ENDED               NINE MONTHS ENDED
                                                               ------------------------------   -------------------------------
                                                               SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2000             2001             2000             2001
                                                               -------------    -------------    -------------    -------------
                                                                      (IN THOUSANDS)                    (IN THOUSANDS)
Net loss ................................................        $(12,445)        $ (7,333)        $(20,057)        $(16,142)
     Add fixed charges:
     Interest expense including amortization of debt
       issuance cost ....................................           4,128            5,303           12,246           14,610
                                                                 --------         --------         --------         --------
Earnings (loss) .........................................        $  8,317         $  2,030         $  7,811         $  1,532
Fixed Charges

     Interest expense including amortization of debt
       issuance cost ....................................        $  4,128         $  5,303         $ 12,246         $ 14,610
                                                                 --------         --------         --------         --------

Total Fixed Charges .....................................        $  4,128         $  5,303         $ 12,246         $ 14,610
                                                                 ========         ========         ========         ========
Ratio of Earnings to Fixed Charges ......................              --               --               --               --
                                                                 ========         ========         ========         ========
Deficiency of Earnings to Cover Fixed Charges ...........        $ 12,445         $  7,333         $ 20,057         $ 16,142
                                                                 ========         ========         ========         ========
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